SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  November 6, 2003




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 12.  Disclosure of Results of Operations and Financial Condition
          -----------------------------------------------------------

          On November 6, 2003, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.3.

          The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------------
                             Jerry Elliott
                             Chief Financial Officer

Date: November 6, 2003

                                                 Exhibit 99.3

                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com
--------------                      ----------------

                         Citizens Communications Reports
                           2003 Third-Quarter Results

Stamford, Conn., November 6, 2003 -- Citizens Communications (NYSE:CZN) today reported third quarter 2003 consolidated revenues of $595 million; consolidated operating income of $133.2 million; and consolidated net income of $11.4 million, or 4 cents per share. Consolidated net income for the quarter includes a loss of $16.8 million associated with the sale of the company's utility divisions, $10.9 million of costs associated with the early retirement of debt and a $4 million impairment charge related to the Vermont Electric division. Excluding these items and their tax effect, consolidated net income was $32.2 million, or 11 cents per share.

The company produced free cash flow of $106.9 million for the third quarter 2003 and achieved a ratio of net debt to annualized cash generated by operations of 3.3x and a ratio of net debt to annualized operating income of 7.1x. The company retired $267.4 million of debt during the quarter and ended the quarter with $597.1 million in cash. The company has produced $365.6 million of free cash flow and has retired $622.4 million of debt during 2003.

Telecommunications
Third quarter 2003 revenue from the company's ILEC operations was $511.6 million, down $8.2 million or 1.6 percent from $519.8 million in the third quarter of 2002. The decrease is due primarily to loss of access lines, the sale of our North Dakota exchanges and reduced network access and long distance revenues. These decreases were partially offset by continued increases in enhanced service and data revenues.

The company added a record 13,400 DSL customers during the quarter and had more than 105,000 DSL subscribers at September 30, 2003. The company's primary access line count, which does not take into account DSL subscriptions, decreased 14,600 lines during the quarter. Taking into account DSL subscriptions, total subscriptions decreased 1,200 for the quarter.

ILEC operating income for the third quarter of 2003 was $133.8 million and operating income margin was 26.2 percent, compared to ILEC operating income of $131.2 million and operating income margin of 25.2 percent in the third quarter of 2002.

ILEC cash generated by operations for the third quarter of 2003 was $280 million. ILEC cash generated by operations margin for the third quarter of 2003 was 54.7 percent, compared to 53.9 percent in the third quarter of 2002.

Capital expenditures for the ILEC were $67 million for the third quarter 2003.

Third quarter 2003 revenue from Electric Lightwave totaled $40.4 million, operating income was $3.8 million, cash generated by operations was $9.4 million and capital expenditures were $3.1 million.

Public Service
The gas and electric segments accounted for $43 million of third quarter 2003 consolidated revenue, a $4.4 million operating loss, and $5.9 million of capital expenditures. The sale of the Company's Arizona and Hawaii utility businesses for an aggregate of $343.4 million was completed during the third quarter.

The company uses certain non-GAAP financial measures in evaluating its performance. These include cash generated by operations, cash generated by operations margin, net income excluding certain items, free cash flow and the ratio of net debt to annualized cash generated by operations. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

Cash generated by operations is operating income plus (i) depreciation and amortization, (ii) reserve for certain telecom bankruptcies (Global Crossing, WorldCom and Touch America), (iii) restructuring and other expenses (primarily the write-off of software costs and severance costs and expenses), (iv) loss on impairment charges and (v) restricted stock related compensation expense. Cash generated by operations margin is cash generated by operations divided by revenue. Net income excluding certain items is net income without taking into account the items described in the first paragraph. Free cash flow is operating income plus depreciation and amortization, loss on impairment charges and restricted stock related compensation minus capital expenditures, interest expense and cash taxes. Net debt to annualized cash generated by operations is the ratio of (i) total debt (excluding equity units and convertible preferred) net of cash and cash equivalents to (ii) cash generated by operations for the period indicated multiplied by four (for a quarter) or by one and one-third (for a nine month period).

The company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions, (ii) presents measurements that investors and rating agencies have indicated to management are important in assessing the company and (iii) is indicative of the company's actual performance compared to the covenant limiting the ratio of net debt to cash generated by operations contained in certain of its debt agreements. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, cash generated by operations and net income excluding certain items do not take into account the items described above, some of which will recur in future periods, in order to focus on core operations. In addition, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. In addition, annualized cash generated by operations and annualized operating income present quarterly or nine month information for purposes of ratio analysis as annualized information, without representing in any way a forecast, projection or estimate of cash generated by operations or operating income for future periods. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.




About Citizens Communications
More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                         For the quarter ended                 For the nine months ended
                                                             September 30,                           September 30,
                                                      --------------------------     %       ---------------------------     %
(Amounts in thousands - except per-share amounts)        2003          2002       Change       2003           2002        Change
                                                      ------------------------------------   --------------------------------------

Income Statement Data
Continuing operations
  Revenue                                               $ 595,037    $ 668,831       -11%    $ 1,890,853    $ 2,010,604      -6%
  Cost of services                                         85,869      115,795       -26%        312,625        357,819     -13%
  Other operating expenses                                220,442      248,784       -11%        682,870        758,715     -10%
  Restricted stock based compensation                        (166)        (106)      -57%          5,720          2,243     155%
  Depreciation and amortization (1)                       151,878      199,611       -24%        440,785        564,163     -22%
  Reserve for telecommunications bankruptcies                   -            -          -          2,260         17,805     -87%
  Restructuring and other expenses                           (142)        (273)       48%          9,950         21,912     -55%
  Loss on impairment (2)                                    4,000    1,074,058      -100%          4,000      1,074,058    -100%
  Operating income (loss)                                 133,156     (969,038)      114%        432,643       (786,111)    155%
  Investment and other income (loss), net                  (7,464)      13,111      -157%         66,924        (65,028)    203%
  Gain/(loss) on sales of assets, net                     (16,813)       1,901      -984%        (11,792)         1,901    -720%
  Interest expense (includes dividends on preferred
    securities                                            104,677      117,264       -11%        323,494        361,923     -11%
  Income tax expense (benefit)                             (7,210)    (371,186)       98%         57,150       (424,688)    113%
Loss from discontinued operations, net of tax                   -            -          -              -         (1,478)    100%
Gain on disposal of water segment, net of tax                   -            -          -              -        169,326    -100%
Cumulative effect of change in accounting principle (3)         -            -          -         65,769        (39,812)    265%
Net income (loss) attributable to common shareholders      11,412     (700,104)      102%        172,900       (658,437)    126%

Weighted average shares outstanding                       282,838      280,778         1%        282,217        280,540       1%

Net income (loss) attributable to common shareholders   $    0.04    $   (2.49)      102%    $      0.61    $     (2.35)    126%

Other Financial Data (4)
Cash generated by operations                            $ 288,726    $ 304,252        -5%    $   895,358    $   894,070       0%
Total capital expenditures (5)                             76,056       81,645        -7%        191,658        244,203     -22%
Free cash flow                                            106,946      135,983       -21%        365,571        267,699      37%

Total debt (6)                                          4,392,631    5,360,566       -18%      4,392,631      5,360,566     -18%
  Less: Cash and cash equivalents                         597,124      479,236        25%        597,124        479,236      25%
Net debt                                                3,795,507    4,881,330       -22%      3,795,507      4,881,330     -22%

Net debt to annualized cash generated by operations           3.3          4.0       -18%            3.2            4.1     -22%


(1)  Includes $12,800,000 of accelerated  depreciation for the nine months ended
     September 30, 2002 (none for the three months ended September 30, 2002) related to the closing of our Plano, Texas facility.
(2)  Shown as the pre-tax amount.
(3) 2003 represents the effect of adoption of SFAS No. 143. 2002 represents the write-off of ELI's goodwill. Both are net of tax.
(4) A reconciliation of these non-GAAP measures to the most comparable GAAP measure is presented at the end of these tables.
(5) 2002 excludes $110,000,000 of previously leased facilities purchased by ELI in April 2002.
(6) Excludes equity units and convertible preferred stock. Total debt includes current portion of long term debt.



                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                   For the quarter ended                  For the nine months ended
                                                       September 30,                             September 30,
                                                 ------------------------      %        ---------------------------      %
(Dollars in thousands, except operating data)       2003          2002      Change          2003          2002        Change
                                                 -----------------------------------    --------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Network access services                       $ 166,705    $ 170,069       -2%       $ 491,844     $ 507,065      -3%
     Local network services                          216,349      221,671       -2%         658,155       656,109       0%
     Long distance and data services                  76,146       73,396        4%         227,410       214,711       6%
     Directory services                               26,817       26,443        1%          80,595        78,497       3%
     Other                                            25,557       28,198       -9%          77,332        86,112     -10%
        ILEC revenue                                 511,574      519,777       -2%       1,535,336     1,542,494       0%
     Electric Lightwave                               40,416       41,311       -2%         125,228       133,845      -6%
Total revenue                                        551,990      561,088       -2%       1,660,564     1,676,339      -1%

Expenses
     Network access expense                           57,133       58,218       -2%         171,816       174,774      -2%
     Other operating expenses                        205,553      218,208       -6%         620,922       673,313      -8%
     Restricted stock based compensation                 (12)         (21)      43%           5,637         2,325     142%
     Depreciation and amortization (1)               151,878      199,385      -24%         440,785       563,807     -22%
     Reserve for telecommunications bankruptcies           -            -         -           2,260        17,805     -87%
     Restructuring and other expenses                   (142)        (273)      48%           9,950        21,912     -55%
     Loss on impairment (2)                                -      656,658     -100%               -       656,658    -100%
Total expenses                                       414,410    1,132,175      -63%       1,251,370     2,110,594     -41%

Operating Income (Loss)
     ILEC                                          $ 133,807    $ 131,239        2%       $ 402,536     $ 324,067      24%
     ELI                                               3,773     (702,326)     101%           6,658      (758,322)    101%

Other Financial and Operating Data (3)
     ILEC cash generated by operations             $ 279,952    $ 280,116        0%       $ 840,824     $ 820,447       2%
     ILEC cash generated by operations margin          54.7%        53.9%        1%           54.8%         53.2%       3%
     ILEC capital expenditures                     $  66,968    $  67,601       -1%       $ 161,260     $ 205,005     -21%
     ELI cash generated by operations                  9,352        4,546      106%          27,002         7,805     246%
     ELI capital expenditures (4)                      3,113        2,547       22%           6,514         8,203     -21%

     ILEC access lines (5)                         2,404,188    2,460,022       -2%       2,404,188     2,460,022      -2%
     ILEC switched access minutes of use
       (in millions)                                   3,009        3,135       -4%           9,049         9,183      -1%
     ILEC average monthly revenue per average
       line                                        $   70.70    $   70.26        1%       $   70.38     $   69.36       1%


(1)  See footnote (1) on first page.
(2)  See footnote (2) on first page.
(3)  See footnote (4) on first page.
(4)  See footnote (5) on first page.
(5) On April 1, 2003 and October 31, 2002, we completed the sale of approximately 11,000 and 4,000 telephone access lines, respectively, in the state of North Dakota. These sales affect the comparability of data presented.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                              For the quarter ended                    For the nine months ended
                                                 September 30,                              September 30,
                                          ----------------------------    %          ---------------------------     %
(Dollars in thousands)                       2003          2002        Change            2003          2002        Change
                                          --------------------------------------     -------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                      $ 43,047     $107,743      -60%         $ 230,289     $ 334,265        -31%
Gas, electric energy and fuel oil purchased    28,736       57,577      -50%           140,809       183,045        -23%
Other operating expenses                       14,889       30,576      -51%            61,948        85,402        -27%
Restricted stock based compensation              (154)         (85)     -81%                83           (82)       201%
Depreciation and amortization (2)                   -          226     -100%                 -           356       -100%
Loss on impairment                              4,000      417,400      -99%             4,000       417,400        -99%
Operating income (loss)                        (4,424)    (397,951)      99%            23,449      (351,856)       107%

Other Financial Data (3)
Cash generated by operations                 $   (578)    $ 19,590     -103%         $  27,532     $  65,818        -58%
Capital expenditures                            5,927       11,497      -48%            23,364        30,520        -23%


(1) Our Kauai Electric operations were sold on November 1, 2002. In addition, The Gas Company in Hawaii division was sold on August 8, 2003, and our Arizona gas and electric divisions were sold on August 11, 2003. The sales of these properties affects the comparability of data presented.
(2) Our gas and electric operations are reported as "held for sale." Accordingly, we ceased to record depreciation expense effective October 1, 2000 and January 1, 2001, respectively.
(3)  See footnote (4) on first page.


                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data

(Dollars in thousands)                                       September 30, 2003
                                                                (unaudited)         December 31, 2002
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   597,124           $   393,177
    Accounts receivable and other current assets                        298,237               360,043
    Assets held for sale                                                 25,709               447,764
                                                           ---------------------  --------------------
      Total current assets                                              921,070             1,200,984

Property, plant and equipment, net                                    3,568,816             3,690,056

Other long-term assets                                                3,213,727             3,255,702
                                                           ---------------------  --------------------
           Total assets                                             $ 7,703,613           $ 8,146,742
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $    89,769           $    58,911
    Accounts payable and other current liabilities                      534,487               565,986
    Liabilities related to assets held for sale                           3,546               145,969
                                                           ---------------------  --------------------
      Total current liabilities                                         627,802               770,866

Deferred income taxes and other liabilities                             740,841               585,126
Equity units                                                            460,000               460,000
Long-term debt                                                        4,302,862             4,957,361
Mandatorily Redeemable Convertible Preferred Securities                 201,250               201,250
Shareholders' equity                                                  1,370,858             1,172,139
                                                           ---------------------  --------------------
            Total liabilities and equity                            $  7,703,613          $  8,146,742
                                                           =====================  ====================


                                                                                                           Schedule A

    Reconciliation of Non-GAAP Financial Measures

     Net Income (Loss) to Net Income (Loss) Excluding Items
     ------------------------------------------------------
    (Dollars in thousands, except per-share amounts.)

                                                      Three Months Ended September 30,           Nine Months Ended September 30,
                                                    -------------------------------------   ---------------------------------------
                                                           2003              2002                    2003                2002
    -------------------------------------------------------------------------------------   ---------------------------------------

     Net income (loss) as reported                            $ 11,412        $ (700,104)          $ 172,900          $ (658,437)

        Capital lease termination                                    -                 -             (65,724)                  -
        Investment write-downs                                       -                 -                   -              95,319
        Restructuring and other                                   (142)             (273)              9,950              21,912
        Reserve for telecom bankruptcies                             -                 -               2,260              17,805
        Restricted stock based compensation                       (166)             (106)              5,720               2,243
        Loss on impairment                                       4,000         1,074,058               4,000           1,074,058
        Sale of assets                                          16,813            (1,901)             11,792              (1,901)
        Early retirement of debt                                10,852           (11,584)             11,745             (24,462)

           Tax effect of above items*                          (10,608)         (373,188)              6,853            (417,111)

        Income from discontinued operations                          -                 -                   -            (167,848)
        Cumulative effect of accounting change                       -                 -             (65,769)             39,812

                                                    -------------------------------------   -------------------------------------
     Net income (loss) excluding items                        $ 32,161        $  (13,098)          $  93,727          $  (18,610)
                                                    =====================================   =====================================


     Net Income (Loss) Per Share to Net Income
     -----------------------------------------
     (Loss) Per Share Excluding Items
     --------------------------------

     Net income (loss) per share as reported                  $   0.04        $    (2.49)          $    0.61          $    (2.35)

        Capital lease termination                                    -                 -               (0.23)                  -
        Investment write-downs                                       -                 -                   -                0.34
        Restructuring and other                                      -                 -                0.04                0.08
        Reserve for telecom bankruptcies                             -                 -                0.01                0.06
        Restricted stock based compensation                          -                 -                0.02                0.01
        Loss on impairment                                        0.01              3.82                0.01                3.83
        Sale of assets                                            0.06             (0.01)               0.04               (0.01)
        Early retirement of debt                                  0.04             (0.04)               0.04               (0.09)

           Tax effect of above items*                            (0.04)            (1.33)               0.02               (1.48)

        Income from discontinued operations                          -                 -                   -               (0.60)
        Cumulative effect of accounting change                       -                 -               (0.23)               0.14

                                                    -------------------------------------   -------------------------------------
     Net income (loss) per share excluding items              $   0.11        $    (0.05)          $    0.33          $    (0.07)
                                                    =====================================   =====================================

    *Effective Tax Rate                                         33.83%            35.20%              33.83%              35.20%



                                                                                                        Schedule B

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
                                                                        Electric           Gas and Electric
                                                 ILEC                Lightwave, Inc.           Sectors              As Reported
                                        ---------------------   ---------------------   ---------------------  --------------------
For the quarter ended September 30,       2003           2002     2003           2002    2003            2002    2003        2002
                                        --------------------------------------------------------------------------------------------

 Operating Income (Loss) to Cash
 -------------------------------
   Generated by Operations
   -----------------------

 Operating income (loss)                 $ 133,807  $ 131,239   $ 3,773    $(702,326)  $(4,424)   $(397,951)  $ 133,156  $(969,038)

 Add back:
    Depreciation and amortization          146,261    148,798     5,617       50,587         -          226     151,878    199,611
    Reserve for telecom bankruptcies             -          -         -            -         -            -           -          -
    Restructuring and other expenses             -        138      (142)        (411)        -            -        (142)      (273)
    Restricted stock based
      compensation                            (116)       (59)      104           38      (154)         (85)       (166)      (106)
    Loss on impairment                           -          -         -      656,658     4,000      417,400       4,000  1,074,058

                                        --------------------------------------------------------------------------------------------
Cash Generated by Operations             $ 279,952  $ 280,116   $ 9,352    $   4,546   $  (578)   $  19,590   $ 288,726  $ 304,252
                                        ============================================================================================


                                                                        Electric          Gas and Electric
                                                 ILEC                Lightwave, Inc.          Sectors              As Reported
                                        ---------------------   ---------------------   ---------------------  ---------------------
For the nine months ended September 30,   2003           2002     2003         2002      2003        2002       2003       2002
                                        --------------------------------------------------------------------------------------------

 Operating Income (Loss) to Cash
 -------------------------------
   Generated by Operations
   -----------------------

 Operating income (loss)                 $ 402,536  $ 324,067   $ 6,658    $(758,322)  $23,449    $(351,856)  $ 432,643  $(786,111)

 Add back:
    Depreciation and amortization          422,990    461,829    17,795      101,978         -          356     440,785    564,163
    Reserve for telecom bankruptcies         1,113     17,371     1,147          434         -            -       2,260     17,805
    Restructuring and other expenses         9,482     15,350       468        6,562         -            -       9,950     21,912
    Restricted stock based
      compensation                           4,703      1,830       934          495        83          (82)      5,720      2,243
    Loss on impairment                           -          -         -      656,658     4,000      417,400       4,000  1,074,058

                                        --------------------------------------------------------------------------------------------
 Cash Generated by Operations            $ 840,824  $ 820,447   $27,002    $   7,805   $27,532    $  65,818   $ 895,358  $ 894,070
                                        ============================================================================================


                                                                                                            Schedule C

Reconciliation of Non-GAAP Financial Measures

                                                     For the quarter ended September 30,    For the nine months ended September 30,
                                                   --------------------------------------   ----------------------------------------
(Dollars in thousands)                                  2003              2002                   2003                 2002
-------------------------------------------        --------------   ---------------------   -----------------  ---------------------

Operating Income (Loss) to Free Cash Flow
-----------------------------------------

Operating income (loss)                                $ 133,156       $ (969,038)              $ 432,643          $ (786,111)
 Add back:
    Depreciation and amortization                        151,878          199,611                 440,785             564,163

    Restricted stock based compensation                     (166)            (106)                  5,720               2,243

    Loss on impairment                                     4,000        1,074,058                   4,000           1,074,058

Subtract:
   Cash paid for income taxes                              1,189          (30,367)                  2,425             (19,472)

   Interest expense                                      104,677          117,264                 323,494             361,923

   Capital expenditures                                   76,056           81,645                 191,658             244,203

                                                   --------------   ---------------------   -----------------  ---------------------
 Free cash flow                                        $  106,946      $  135,983               $ 365,571          $  267,699
                                                   ==============   =====================   =================  =====================



                                                                                                      Schedule D

Reconciliation of Non-GAAP Financial Measures


                                               For the quarter ended September 30,          For the nine months ended September 30,
                                            --------------------------------------------  ------------------------------------------
(Dollars in thousands)                          2003                        2002                 2003                    2002
-----------------------------------------   --------------------  ----------------------  ---------------------  -------------------

Net Debt to Annualized Cash Generated by
----------------------------------------
  Operations
  ----------

Cash Generated by Operations (1)             $ 288,726             $ 304,252               $ 895,358             $ 894,070
 Multiplied by:
    Number of quarters                               4                     4               1.3333333             1.3333333
                                            ------------           -----------            ------------           ---------
Annualized Cash Generated by Operations                 1,154,904              1,217,008              1,193,811            1,192,093

Total debt (2)                               4,392,631             5,360,566               4,392,631             5,360,566
 Less:
    Cash and cash equivalents (2)              597,124               479,236                 597,124               479,236
                                            ------------           -----------            ------------           ---------
Net debt                                                3,795,507              4,881,330              3,795,507            4,881,330
 Divided by:
    Annualized Cash Generated by
     Operations (3)                                     1,154,904              1,217,008              1,193,811            1,192,093

Net Debt to Annualized Cash Generated by
  Operations Ratio                                            3.3                    4.0                    3.2                  4.1


(1)  See Schedule B.
(2) As reported in the Company's financial statements prepared in accordance with GAAP.
(3) Annualized cash generated by operations and annualized operating income present quarterly or nine month information for purposes of ratio analysis as annualized information by multiplying the quarterly information by four and nine month information by one and one third, without representing in any way a forecast, projection or estimate of cash generated by operations or operating income for future periods.